Exhibit 4.6

General
Terms
Agreement
No. CFM-1-2377460475

PROPRIETARY INFORMATION NOTICE   The information contained in this document is CFM Proprietary Information and is disclosed in confidence. It is the property of CFM and shall not be used, disclosed to others, or reproduced without the express written consent of CFM. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

Table of Contents

•	Agreement
	ARTICLE I	-	PRODUCTS
	ARTICLE II	-	PRICES
	ARTICLE III	-	ORDER PLACEMENT
	ARTICLE IV	-	DELIVERY
	ARTICLE V	-	PAYMENT
	ARTICLE VI	-	TAXES
	ARTICLE VII	-	CFM56 PRODUCT SUPPORT PLAN
	ARTICLE VIII	-	EXCUSABLE DELAY
	ARTICLE IX	-	PATENTS
	ARTICLE X	-	INFORMATION AND DATA
	ARTICLE XI	-	FAA AND EASA CERTIFICATION REQUIREMENTS
	ARTICLE XII	-	TERMINATION FOR INSOLVENCY
	ARTICLE XIII	-	LIMITATION OF LIABILITY
	ARTICLE XIV	-	EXPORT SHIPMENT
	ARTICLE XV	-	WAIVER OF IMMUNITY
	ARTICLE XVI	-	GOVERNMENTAL AUTHORIZATION
	ARTICLE XVII	-	NOTICES
	ARTICLE XVIII	-	MISCELLANEOUS

•	Exhibit A – Products

•	Exhibit B – CFM56 Product Support Plan

	SECTION I	-	DEFINITIONS
	SECTION II	-	WARRANTIES
	SECTION III	-	SPARE PARTS PROVISIONING
	SECTION IV	-	TECHNICAL DATA
	SECTION V	-	TECHNICAL TRAINING
	SECTION VI	-	CUSTOMER FACTORY AND FIELD SUPPORT
	SECTION VII	-	PRODUCT SUPPORT ENGINEERING
	SECTION VIII	-	OPERATIONS ENGINEERING
	SECTION IX	-	GROUND SUPPORT EQUIPMENT
	SECTION X	-	GENERAL CONDITIONS – CFM56 PRODUCT SUPPORT PLAN

•	Exhibit C - Payment

•	Exhibit D – Technical Data

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

THIS GENERAL TERMS AGREEMENT NO. CFM-1-2377460475 (hereinafter referred to as this "Agreement"), dated as of the 17th day of December, 2010, by and between CFM International, Inc. (hereinafter referred to as "CFM'), a Delaware corporation jointly owned by General Electric Company (hereinafter referred to as "GE"), a New York corporation and Societe Nationale D'Etude et de Construction de Moteurs d'Aviation (hereinafter referred to as "SNECMA"), a French Company, and LAN Airlines S.A. a corporation organized under the laws of Chile (hereinafter referred to as "Airline").

WITNESSETH

WHEREAS, Airline has acquired certain aircraft equipped with CFM56-5B installed engines, and

WHEREAS, the parties hereto desire to enter into this Agreement for the sale and support by CFM and the purchase by Airline from CFM of spare engines, related equipment and spare parts therefore.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I - PRODUCTS

CFM shall sell and Airline shall purchase, under the terms and subject to the conditions hereinafter set forth, the equipment identified in the attached Exhibit A, and hereinafter referred to as “Products”.

ARTICLE II - PRICES

A.
The selling prices of Products, including spare Parts, shall be the prices as quoted by CFM and as set forth in each Airline purchase order accepted by CFM, as evidenced by CFM acknowledgement. The selling prices of Engines and related equipment therefore shall be quoted by CFM as base prices subject to an adjustment for escalation. The appropriate escalation provisions will be set forth in each applicable letter agreement to this Agreement and CFM will advise Airline in writing [***] in advance of any change thereto.

B.
The selling price of spare Parts, except for those which may be quoted by CFM to Airline and which shall be the same then current standard CFM pricing quoted for similar sized orders to other airlines in similar circumstances, shall be those prices set forth in CFM's then current CFM56 Engine spare Parts price catalog ("Spare Parts Catalog") or in Procurement Data issued by CFM in accordance with Airline Transport Association of America (ATA) Specification (Spec) 200. The price of a new spare Part which is first listed by CFM in Procurement Data, may be changed by CFM in subsequent Procurement Data revisions until such time as the Part is included in CFM's Spare Parts Catalog as from time to time revised by CFM.

C.
CFM will advise Airline in writing [***] in advance of any changes in prices affecting the prices in CFM's Spare Parts Catalog. During such [***] period, CFM shall not be obligated to accept Airline purchase orders for quantities of spare Parts in excess of [***] normal usage beyond the effective date of the announced price change.

D.	The selling prices of all Products shall be expressed in U.S. Dollars.

ARTICLE III - ORDER PLACEMENT

A.
This Agreement shall constitute the terms and conditions applicable to all purchase orders which may hereafter be placed by Airline and accepted by CFM for Products in lieu of all printed terms and conditions appearing on Airline's purchase orders, except that the description of Products, price, quantity, delivery dates and shipping instructions shall be as set forth on each purchase order accepted by CFM.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
B.	Airline shall place purchase orders for Products quoted by CFM, in accordance with CFM's quotation for said Products.

C.
Airline may place purchase orders for spare Parts using various electronic methods or Airline purchase order as prescribed in Spare Parts Catalog or CFM's quotation or any other method agreed to by Airline and CFM.

D.
Airline shall place purchase orders for initial provisioning quantities of spare Parts as provided in the attached Exhibit B within one [***] or as otherwise mutually agreed following receipt from CFM of Initial Provisioning Data relating thereto.

E.	CFM's acknowledgment of each purchase order shall constitute acceptance thereof.

ARTICLE IV - DELIVERY

A.
Except as otherwise provided under Section III.G. of Exhibit B herein, CFM shall deliver Products under each purchase order placed by Airline and accepted by CFM, on a schedule consistent with CFM's lead times or as otherwise mutually agreed and as set forth in each such purchase order. Delivery dates are subject to (1) prompt receipt by CFM of all information necessary to permit CFM to proceed with work immediately and without interruption, and (2) Airline's compliance with the payment terms set forth herein.

B.	[***]

C.
If any Product cannot be delivered when ready due to any cause within the control of Airline, CFM may make delivery by placing such Product in storage. In such event, (1) all expenses incurred by CFM for activities such as, but not limited to, preparation for and placement into storage and handling, storage, inspection, preservation and insurance shall be paid by Airline upon presentation of CFM's invoices, and (2) CFM shall assist and cooperate with Airline in any reasonable manner with respect to the removal of any such Product from storage. In all other cases, such expenses shall be borne by CFM.

D.
Unless otherwise instructed by Airline, CFM shall deliver each Product, except for spare Parts, packaged in accordance with CFM's normal standards for domestic shipment or export shipment. Any special boxing or preparation for shipment specified by Airline shall be for Airline's account and responsibility. The cost of any re-usable shipping stand or container is not included in the price of engines or of equipment and will be paid by Airline if the shipping stand is not returned by Airline, Ex Works the original point of shipment, in re-usable condition within [***] after shipment. CFM may, at its option, use non-reusable shipping stands or containers at no charge to Airline.

E.
CFM shall deliver spare Parts packaged and labeled in accordance with ATA Spec 300, Revision No. 4, or to a revision mutually agreed in writing between CFM and Airline. CFM shall notify Airline, when applicable, that certain spare Parts are packed in unit package quantities (UPQ's), or multiples thereof.

ARTICLE V - PAYMENT

Airline shall pay CFM with respect to Products purchased hereunder as set forth in the attached Exhibit C.

ARTICLE VI - TAXES

A.
The selling prices include and CFM shall be responsible for the payment of any imposts, duties, fees, taxes, dues or any charges whatsoever imposed or levied in connection with Products prior to their delivery.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

B.
Upon delivery, Airline shall be responsible for the payment of all other imposts, duties, taxes, dues whatsoever imposed or levied in connection with such Products and Airline shall pay to CFM, upon demand, or furnish to CFM evidence of exemption there from, any taxes (including without limitation, sales, use, excise, turnover or value added tax) duties, fees, charges or assessments of any nature (but excluding any taxes in the nature of income taxes), legally assessed or levied by any governmental authority against CFM or its employees, its subsidiaries or their employees as a result of any sale, delivery, transfer, use, export, import or possession of such Product, or otherwise in connection with this Agreement ("Taxes"). If claim is made against CFM for any such duties, fees, charges, or assessments, CFM shall immediately notify Airline and, if requested by Airline, CFM shall not pay except under protest, and if payment be made, shall use all reasonable effort to obtain a refund thereof. If all or any part of any such taxes, duties, fees, charges or assessments be refunded, CFM shall repay to Airline such part thereof as Airline shall have paid. Airline shall pay to CFM, upon demand, all expenses (including penalties and interest) incurred by CFM in protesting payment and in endeavoring to obtain such refund. CFM will work with Airline to reduce or eliminate taxes if legally possible.

ARTICLE VII - CFM56 PRODUCT SUPPORT PLAN

The CFM56 Product Support Plan for Airline's operation of Products purchased by Airline from CFM or Engines installed on Airline's aircraft as original equipment, is set forth in the attached Exhibit B.

ARTICLE VIII - EXCUSABLE DELAY

CFM shall not be liable for delays in delivery or failure to perform due to (1) causes beyond its reasonable control, or [***].  As used herein, the term "CFM" shall be deemed to mean CFM, GE and SNECMA. In the event of any such delay, the date of delivery shall be extended for a period equal to the time lost by reason of the delay. This provision shall not, however, relieve CFM from using reasonable efforts to continue performance during the Excusable Delay period and from resuming performance as soon as reasonably practicable whenever such causes are removed. CFM shall promptly notify Airline when such delays occur or impending delays are likely to occur and shall continue to advise it of new shipping schedules and/or changes thereto.  In the event an excusable delay continues for a period of six months or more beyond the scheduled delivery date, Airline or CFM may, upon thirty days written notice to the other, cancel the part of any purchase order so delayed and CFM shall return to Airline all payments relative to the canceled part of the order and Airline shall, if the delay was caused by Airline, pay CFM its reasonable cancellation charges. In the event of a strike by the CFM workforce which causes a delay, any applicable escalation which was to be applied to Airline's payments in respect of such strike period shall be suspended for the period of the strike.

ARTICLE IX - PATENTS

A.
CFM shall handle all claims and defend any suit or proceeding brought against Airline insofar as based on a claim that without further combination, any Product furnished under this Agreement constitutes an infringement of any patent of the United States, France or of any patent of any other country that is signatory to the Convention on International Civil Aviation signed by the United States at Chicago on December 7, 1944, in which Airline is authorized to operate or in which another airline pursuant to lawful interchange, lease or similar arrangement, operates aircraft of Airline. This paragraph shall apply only to any Product manufactured to CFM's design.

B.
CFM's liability hereunder is conditioned upon Airline promptly notifying CFM in writing and giving CFM authority, information and assistance (at CFM's expense) for the defense of any suit or proceeding. In case such Product is held in such suit or proceeding to constitute infringement and the use of said Product is enjoined, CFM shall expeditiously, at its own expense and at its option, either (1) procure for Airline the right to continue using said Product; (2) replace same with satisfactory and non-infringing Product; or (3) modify same so it becomes satisfactory and non-infringing. CFM shall not be responsible to Airline or to said other airline, for incidental or consequential damages, including, but not limited to, costs, expenses, liabilities and/or loss of profits resulting from loss of use under this Article IX. CFM will reimburse Airline for damages assessed against Airline in a suit or proceeding based on a claim of patents infringement. CFM shall also take whatever reasonable steps are necessary to remove any injunction issued which prevents the usage of Products by Airline.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
C.	The foregoing shall constitute the sole remedy of Airline and the sole liability of CFM for patent infringement.

ARTICLE X - INFORMATION AND DATA

A.
All information and data (including, but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, specifications, and memoranda) which may be furnished or made available to Airline directly or indirectly as the result of this Agreement shall remain the property of CFM, GE or SNECMA as the case may be. This information and data is proprietary to CFM and shall neither be used by Airline nor furnished by Airline to any other person, firm or corporation for the design or manufacture of any Product nor permitted out of Airline's possession nor divulged to any other person, firm or corporation, except as stated below, or otherwise agreed in writing. Subject to the conditions set forth in the preceding sentence, manuals furnished to Airline by CFM under this Agreement shall be the property of Airline. The above restriction shall not apply: (1) if the information contained in the Agreement or the information and data is rightfully received by Airline from a third party without any obligation of confidentiality being imposed upon such third party; (2) if this Agreement or any portion thereof or the information and data is (a) in the public domain at the time other than by breach of this Article X; (b) approved for release in writing by CFM; (c) required to be disclosed by Airline to any lending or financial institution or leasing company or other participant (collectively the "Financing Party") in any equipment trust, conditional sale, lease, security agreement, chattel mortgage or other arrangement for the financing or use of the Aircraft or Engines by Airline provided however that the Financing Party first agrees in writing to maintain the confidentiality of this Agreement and/or information and data on the same or similar terms and conditions as set forth herein; or (d) required to be disclosed in the normal course of Airline's business to Airline's attorneys, accountants, insurance brokers and advisors, financial advisors, auditors, rating agencies and underwrites (and underwriters' counsel) on a need-to-know basis provided, however, that such persons first agree in writing to maintain the confidentiality of this Agreement and/or information and data on the same conditions as set forth herein; (3) if this Agreement or any portion thereof or the information and data is required to be released pursuant to any applicable law, regulation, or legal process; provided however, (a) Airline receiving the legal process or subject to the regulation shall take all reasonable steps to preserve the confidentiality of the Agreement and/or information and data and to ensure that the Agreement and/or information and data will be treated confidentially, including without limitation if possible requesting that the Agreement and information and data not be released to the public; (b) Airline gives CFM prompt notice of the legal process or regulation so that CFM may seek an appropriate protective order or pursue such other legal action as is necessary in the opinion of CFM to preserve the confidentiality of the Agreement and information and data and (c) Airline provides reasonable assistance to and cooperates with CFM in its efforts to preserve the confidential nature of the Agreement and/or information and data. Nothing in this Agreement shall preclude Airline from using such information and data for the modification, overhaul, or maintenance work performed by Airline on Airline's Products; except that all repairs or repair processes that require substantiation (including, but not limited to, high technology repairs) will be the subject of a separate license and substantiated repair agreement between CFM and Airline. Airline shall take all steps necessary to ensure compliance by its employees, and agents with this Article X. Airline may provide the Engine Maintenance Manual to a party providing line maintenance for Airline provided such party agrees to return the manual to Airline and agrees in writing to protect such Manual as CFM proprietary information, agrees to preserve the confidentiality of the information and data, and agrees not to copy or otherwise provide the Manual to any third party. Airline shall request that the line maintenance provider enter into an agreement with CFM for the supply of the required data.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
B.
In the event Airline transfers or leases any Product provided by CFM hereunder, the instrument by which Airline transfers any such Product may permit the use of the information and data by its transferee, subject to the same limitations set forth in paragraph A above, and shall preserve to CFM the right to enforce such limitations.

C.
Nothing in this Agreement shall convey to Airline the right to reproduce or cause the reproduction of any Product of a design identical or similar to that of the Product purchased hereunder or give to Airline a license under any patents or rights owned or controlled by CFM, GE or SNECMA.

D.
If computer software is provided by CFM to Airline under this Agreement, it is understood that only CFM owns and/or has the right to license such software product(s) and that Airline shall have no rights in such software; except, as may be explicitly set forth in a separate  written agreement between CFM and Airline.

CFM shall also handle all claims and defend any suit or proceeding against Airline insofar as such claims, suits or proceedings result from any infringement or alleged infringement by CFM of any copyright in respect of any computer software provided to Airline by CFM as part of or in connection with any Product furnished under this Agreement, provided that CFM's obligations in this regard shall be limited to infringements or alleged infringements in any country which at the time of such infringement or alleged infringement is a member of the Berne Union and recognizes computer software as a "work" under the Berne Convention.

ARTICLE XI - FAA AND EASA CERTIFICATION REQUIREMENTS

A.	All Products, when required by the U.S. and/or foreign Governments, shall, at time of delivery:

1.	Conform to a Type Certificate issued by the FAA and EASA; (CFM will assist Airline in obtaining a Type Certificate from the Chilean DGAC) at no cost to Airline.

2.	Conform to applicable regulations issued by the FAA and EASA at the time of delivery of such Products.

B.
However, if, subsequent to the date of acceptance of the purchase order for such Products but prior to their delivery by CFM to Airline, the FAA and/or EASA issue changes in regulations covering Products sold under this Agreement and such changes in regulations are promulgated after the date of Airline purchase orders for such Products and such changes were not reasonably foreseeable by CFM and/or were not caused by defects in the Product, then all costs associated with any Product modifications necessitated thereby will be shared equally by CFM and Airline; provided however, that costs associated with any modifications to the airframe required by such Product modifications shall not be borne by CFM.

C.
Any delay occasioned by complying with such regulations set forth in Paragraph B above shall be deemed an Excusable Delay under Article VIII hereof, and, in addition, appropriate adjustments shall be made in the specifications to reflect the effect of compliance with such regulations. In the event of such delay, any applicable escalation which was to be applied to Airline's payments in respect of such delay, shall be suspended for the period of such delay.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

ARTICLE XII - TERMINATION FOR INSOLVENCY

A.
Upon the commencement of any bankruptcy or reorganization proceeding by or against either party hereto (the "Defaulting Party"), the other party hereto may, upon written notice to the Defaulting Party, cease to perform any and all of its obligations under this Agreement and the purchase orders hereunder (including, without limitation, continuing work in progress and making deliveries or progress payments or down payments) unless the Defaulting Party shall provide adequate assurance, in the reasonable opinion of the other party hereto, that the Defaulting Party will continue to perform all of its obligations under this Agreement and the purchase orders hereunder in accordance with the terms hereof, and will promptly compensate the other party hereto for any actual pecuniary loss resulting from the Defaulting Party being unable to perform in full its obligations hereunder and under the purchase orders. If the Defaulting Party or the trustee thereof shall fail to promptly provide such adequate assurance, upon notice to the Defaulting Party by the other party hereto, this Agreement and all purchase orders hereunder shall be canceled without prejudice to any and all antecedent rights and obligations.

B.
Either party, at its option, may cancel this Agreement or any purchase order hereunder with respect to any or all of the Products to be furnished hereunder which are undelivered or not furnished on the effective date of such cancellation by giving the other party written notice, as hereinafter provided, at any time after a receiver of the other's assets is appointed on account of insolvency, or the other makes a general assignment for the benefit of its creditors and such appointment of a receiver shall remain in force undismissed, unvacated or unstayed for a period of sixty days thereafter. Such notice of cancellation shall be given thirty days prior to the effective date of cancellation, except that, in the case of a voluntary general assignment for the benefit of creditors, such notice need not precede the effective date of cancellation. Any such cancellation shall take effect without prejudice to any and all antecedent rights and obligations.

ARTICLE XIII - LIMITATION OF LIABILITY

The liability of CFM to Airline arising out of, connected with, or resulting from the manufacture, sale, possession, use or handling of any Product and Engines installed on Airline's aircraft as original equipment whether in contract, tort (including negligence but excluding gross negligence and willful misconduct) or otherwise, shall be as set forth in this Agreement and the Product Support Plan included in Exhibit B hereof, and shall not in any event exceed [***]. The liability of CFM to Airline for a delay in delivering Products which is not considered an Excusable Delay shall be governed by the Uniform Commercial Code of New York. The foregoing shall constitute the sole remedy of Airline and the sole liability of CFM. In no event shall CFM be liable for special or consequential damages. As used herein, the term "CFM" shall be deemed to include GE, SNECMA and CFM. THE WARRANTIES AND GUARANTEES SET FORTH IN THE PRODUCT SUPPORT PLAN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES WHETHER WRITTEN, STATUTORY, ORAL, OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE).

ARTICLE XIV - EXPORT SHIPMENT

CFM agrees upon Airline's written request, to assist Airline to arrange for export shipment of Products, Airline shall pay CFM for all fees and expenses including, but not limited to, those covering preparation of consular invoices, freight, storage, and Warehouse to Warehouse (including war risk) insurance, within thirty (30) days of receipt of CFM's invoices. In such event, CFM will assist Airline in applying for any required Export License and in preparing consular documents according to. Airline's instructions or in the absence thereof, according to its best judgment but without liability for error or incorrect declarations including, but not limited to, liability for fines or other charges but excepting errors due to CFM's gross negligence.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
ARTICLE XV - WAIVER OF IMMUNITY

To the extent that Airline or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, Airline for itself and its property does hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the subject matter hereof. Such agreement shall be irrevocable and not subject to withdrawal in any and all jurisdictions including, without limitation, under the Foreign Sovereign Immunities Act of 1976 of the United States of America.

ARTICLE XVI - GOVERNMENTAL AUTHORIZATION

Airline shall be responsible for obtaining any required authorization such as an Export License, Import License, Exchange Permit or any other required governmental authorization. Airline shall restrict disclosure of all information and data furnished in connection with such authorization and shall ship the subject matter of the authorization only those destinations which are authorized by the U.S. and/or French Governments. At the request of Airline, CFM will provide Airline with a list of such authorized destinations. CFM shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed and Airline shall not be relieved of its obligation to pay CFM. It is understood that the Airline is not responsible for obtaining FAA or EASA certification of Products sold by CFM.

ARTICLE XVII - NOTICES

Any acknowledgements by CFM or notices by either party under this Agreement shall become effective upon receipt and shall be in writing and be delivered or sent by personal service, mail or fax to the respective parties at the following addresses, which may be changed by written notice:

To: LAN AIRLINES S.A.	To:	CFM International, Inc.
Av. Presidente Riesco 5711, 20th Floor,		One Neumann Way, Room 450
Las Condes		Cincinnati, Ohio 45215-1988
Santiago, Chile
[***]
Attention:	Attention:
[***]

ARTICLE XVIII - MISCELLANEOUS

A.
This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except that Airline's consent shall not be required for the substitution of any other company jointly owned by GE and SNECMA in place of CFM as the contracting party (at no cost to Airline and without changing the rights and duties of Airline herein) and the recipient of any or all payments and/or for the assignment of CFM's payment rights to CFM's suppliers. [***]

B.
The rights herein granted and this Agreement are for the benefit of the parties hereto and are not for the benefit of any third person, firm or corporation, except as expressly provided herein with respect to GE and SNECMA, and nothing herein contained shall be construed to create any rights in any third parties under, as the result of, or in connection with this Agreement. However, CFM and Airline recognize that Aircraft covered under this Agreement may be operated by an affiliated airline of Airline. In such an event, CFM, Airline and the affiliated airline shall enter into an appropriate agency agreement.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

C.
This Agreement contains information specifically for Airline and CFM and nothing herein contained shall be divulged by Airline or CFM to any third person, firm or corporation, without the prior written consent of the other party which consent shall not be unreasonably withheld; except that Airline may disclose this Agreement to professional advisors, auditors and insurers, provided such professional advisors and insurers agree in writing not to disclose the Agreement to third parties.

D.
This Agreement shall be construed, interpreted and applied in accordance with the law of the State of New York without reference to its conflict of laws principles. Both parties agree to waive a trial by jury. The Vienna Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

E.
This Agreement and all Letter Agreements relating hereto contain the entire and only agreement between the parties, and it supersedes all pre-existing agreements between such parties, respecting the subject matter hereof; and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party. No modification, renewal, extension, waiver, or termination of this Agreement or any of the provisions herein contained shall be binding upon the party against whom enforcement of such modification, renewal, extension, waiver or termination (except as provided in Article XII hereof) is sought, unless it is made in writing and signed on behalf of CFM and Airline by duly authorized executives.

F.
This Agreement shall remain in full force and effect until (1) Airline ceases to operate [***] powered by Products set forth herein, (2) [***] aircraft powered by such Products are in commercial airline service, (3) this Agreement is terminated in whole or in part under either the provisions of Excusable Delay or Termination for Insolvency herein, or (4) by mutual consent of the parties, whichever occurs first.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

LAN AIRLINES S.A.	CFM INTERNATIONAL, INC.

By:	By:

Typed Name:	Typed Name:

Title:	Title:

Date:	Date:

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

EXHIBIT A

CFM56 SERIES PRODUCTS APPLICABLE TO
AIRLINE'S A320 FAMILY AIRCRAFT

[***]

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
EXHIBIT B

CFM56 PRODUCT SUPPORT PLAN

SECTION I - DEFINITIONS

These definitions shall apply for all purposes of this Agreement unless the context otherwise requires.

1.	"Aircraft" means the aircraft on which the CFM Engine listed in the applicable letter agreement to this Agreement is (are) installed.

2.	"Agreement" means the General Terms Agreement between CFM and Airline to which this Exhibit B is attached.

3.	"Engine" means the Engine(s) described in the applicable letter agreement(s) to this Agreement.

4.
"Expendable Parts" means those parts which must routinely be replaced during Inspection, repair, or maintenance, whether or not such parts have been damaged, and other Parts which are customarily replaced at each such Inspection and maintenance period such as filter inserts and other short-lived items which are not dependent on wear out but replaced at predetermined intervals.

5.
"Failed Parts" means those Parts and Expendable Parts suffering a Failure or mutually determined to have caused the Engine to be unserviceable and incapable of continued operation without requiring corrective action and shall include any Part or Expendable Part with a defect in material or workmanship discovered prior to the initial use of a Part or Expendable Part.

6.	[***]

7.
"Flight Cycle" means the complete running of an Engine from start through any condition of flight and ending at Engine shutdown. A "touch and go landing" used during pilot training shall be considered as a "Flight Cycle."

8.	"Flight Hours" means the cumulative number of airborne hours in operation of each Engine computed from the time an aircraft leaves the ground until it touches the ground at the end of a flight.

9.	[***]

10.	"Inspection" means the observation of an Engine or Parts thereof, through disassembly or other means, for the purpose of determining serviceability.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

11.
"Labor Allowance" means a CFM credit calculated by multiplying the established labor rate by man-hours for disassembly, reassembly (when applicable), and for Parts repair. If aLabor Allowance is granted for a repair, it shall not exceed the credit which would have been quoted if the Part had not been repairable. The established labor rate means either (a) the labor rate of [***] (which has been agreed between CFM and Airline) if the work has been performed by Airline or, if Airline elects to establish a new labor rate and CFM does not consent to such increase (such consent not to be unreasonably withheld), the labor rate shall be the rate normally quoted by CFM for such disassembly, reassembly and parts repair or (b) the then current labor rate agreed between CFM and the CFM authorized repair and overhaul shop if the work has been performed by such repair and overhaul shop.

12.	"Module" means the Engine Modules described in Exhibit A.

13.
"Part" means only those new Engine and Engine Module parts which have been sold originally to Airline by CFM for Airline's commercial use. The term excludes parts which were furnished on new Engines and Modules but are procured directly from vendors by Customer. Such parts are covered by the vendor warranty and the CFM "Vendor Warranty Back Up." Also excluded are Expendable Parts and customary short-lived items such as igniters and filter inserts.

14.
"Parts Credit Allowance" means the credit granted by CFM to Airline in connection with the Failure of a Part based on the price of a replacement Part, [***] point of manufacture at the time the Part is removed. This credit may take the form of a replacement Part at CFM's option. Parts Credit Allowance shall be adjusted to include applicable sales, use, VAT and import taxes levied or assessed in connection with a replacement Part upon submittal by Airline of proper documentation therefore; [***].

15.	"Part Cycles" means the total number of Flight Cycles accumulated by a Part.

16.	"Parts Repair" means the CFM recommended rework or restoration of Failed Parts to a serviceable condition.

17.	"Part Time" means the total number of Flight Hours flown by a Part.

18.	"Scheduled Inspection" means the inspection of an Engine conducted when an Engine has approximately completed a planned operating interval.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

19.
"Scrapped Parts" means those Parts determined to be unserviceable and not economically repairable provided always that any such repair does not adversely affect the future reliability or performance of that Part. Such Parts shall be considered as scrapped if they bear a scrap tag duly countersigned by a CFM representative. [***].

20.	“Spare Parts Catalog” shall have the meaning as defined Article II, Section B.

21.
"Ultimate Life" of a Part means the approved limitation on use of a Part, in cumulative Flight Hours or Flight Cycles, which either CFM or a U.S. and/or EASA authority establish as the maximum period of allowed operational time for such Parts in Airline service, with any required periodic repair and restoration. The term does not include individual Failure from wear and tear or other cause not related to the total usage capability of all such Parts in Airline service.

SECTION II - WARRANTIES

A.	New Engine Warranty

1.	CFM warrants each new Engine and Module against Failure for the initial [***] Flight Hours as follow:

a.	Parts Credit Allowance will be granted for any Failed Parts and for vendor parts, Expendable Parts, and Parts which are damaged as a result of the Failed Part.

b.
Labor Allowance for disassembly, reassembly, test and Parts repair of any new Engine Part will be granted for replacement of Failed Parts and to parts (vendor or Expendable Parts) and Parts which are damaged as a result of the Failed Part.

c.	Such Parts Credit Allowance, test and Labor Allowance will be: [***] from new to [***] Flight Hours and decreasing pro rata from [***] at [***] Flight Hours to zero percent at [***] Flight Hours.

2.	As an alternative to the above allowances, CFM shall, upon request of Airline:

a.
Promptly arrange to have the Failed Engines and Modules repaired, as appropriate, at a facility mutually agreed to by CFM and Airline, at no charge to Airline for the first [***] Flight Hours and at a charge to Airline increasing pro rata from [***] of CFM’s repair costs at [***] Flight Hours to [***] of such CFM repair costs at [***] Flight Hours.

b.	Transportation to and from the designated facility shall be at Airline's expense.

B.	New Parts Warranty

In addition to the warranty granted for new Engines and new Modules, CFM warrants Engine and Module Parts as follows:

1.
During the first [***] Flight Hours for such Parts and Expendable Parts, CFM will grant [***] Parts Credit Allowance or Labor Allowance for repair labor for Failed Parts and for Parts and Expendable Parts which are within their respective New Engine or New Parts Warranty coverage period and which suffer damage because of a Failed Part.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
2.	CFM will grant a pro rata Parts Credit Allowance for Scrapped Parts decreasing from [***] Flight Hours Part Time to zero percent at the applicable hours designated in Table 1.

C.	Ultimate Life Warranty

1.	CFM warrants Ultimate Life limits on the following Parts which are more specifically defined in Chapter 5 of the CFM56 Engine Shop manual:

a.      [***]

2.
CFM will grant a pro rata Parts Credit Allowance decreasing from [***] when new to zero percent at [***] Flight Hours or [***] flight Cycles, whichever comes earlier. Credit will be granted only when such Parts are permanently removed from service by a CFM or a FAA and/or EASA imposed Ultimate Life limitation of less than [***].

D.	Campaign Change Warranty

1.
A campaign change will be declared by CFM when a new Part design introduction, Part modification, Part Inspection, or premature replacement of an Engine or Module is required by a time compliance CFM Service Bulletin or FAA or EASA Airworthiness Directive. Campaign change may also be declared for CFM Service Bulletins requesting new Part introduction no later than the next Engine or Module shop visit. CFM will grant following Parts Credit Allowances:

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

GENERAL TERMS AGREEMENT NO. CFM-1-2377460475

Engines and Modules

(i)	[***] for Parts in inventory or removed from service when new or with [***] Flight Hours or less total Part Time.

(ii)	[***] for Parts in inventory or removed from service with over [***] Flight Hours since new, regardless of warranty status.

2.
Labor Allowance - CFM will grant [***] Labor Allowance for disassembly, reassembly, modification, testing, or Inspection of CFM supplied Engines, Modules, or Parts therefore when such action is required to comply with a mandatory time compliance CFM Service Bulletin or FAA or EASA Airworthiness Directive. A Labor Allowance will be granted by CFM for other CFM issued Service Bulletins if so specified in such Service Bulletins.

3.
Life controlled rotating Parts which are set forth in the Ultimate Life Warranty and which are retired by Ultimate Life limits including FAA and/or EASA Airworthiness Directive, are excluded from Campaign Change Warranty.

E.	Warranty Pass-On

If requested by Airline and agreed to by CFM in writing which consent shall not be unreasonably withheld, CFM will extend warranty support for Engines sold or leased by Airline to commercial Airline operators, or to other aircraft operators. Such warranty support will be limited to the unexpired portion of the New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty and will require such operator(s) to agree, in writing, to be bound by, and comply with, all the terms and conditions, including the limitations, applicable to such warranties as set forth in this Agreement. It is agreed by Airline that Airline will reimburse CFM for the reasonable cost incurred by CFM in producing any legal opinions associated with CFM's consent to the above Warranties.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
TABLE 1
A320
CFM56 WARRANTY PARTS LIST

                                                         [***]

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
TABLE 1
A320
CEM56 WARRANTY PARTS LIST
Continue

[***]

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
F.	Vendor Warrant Back-Up

1.
CFM controls and accessories vendors provide a warranty on their products used on CFM Engines. This warranty applies to controls and accessories sold to CFM for delivery on installed or spare Engines, and controls and accessories sold by the vendor to the Airlines on a direct purchase basis. In the event the controls and accessories suffer a failure during the vendors warranty period, the Airline will submit a claim directly to the vendor in accordance with the terms and conditions of the vendor’s warranty.

2.
In the event a controls and accessories vendor fails to provide a warranty at least as favorable as the CFM New Engine Warranty (for complete controls and accessories) or New Parts Warranty (for components thereof), or if provided, rejects a proper claim from the Airline, CFM will promptly intercede on behalf of the Airline to resolve the claim with the vendor. In the event CFM is unable to resolve a proper claim with the vendor, CFM will honor a claim from the Airline under the provisions and limitations of CFM's New Engine or New Parts Warranty, as applicable.

G.	Vendor Interface Warranty

Should any CFM control or accessory develop a problem due to its environment or interface with other controls and accessories or with the Engine, reverser, or equipment supplied by the aircraft manufacturer, CFM will be responsible for initiating prompt corrective action at no cost to Airline. If the vendor disclaims warranty responsibility for parts requiring replacement, CFM will apply the provisions of its New Parts Warranty to such part whether it was purchased originally from CFM or directly from the vendor.

H.	[***]

I.	[***]

SECTION III - SPARE PARTS PROVISIONING

A.	Provisioning Data

1.
In connection with Airline's initial provisioning of spare Parts, CFM shall furnish Airline with data in accordance with ATA 200 Specification using a revision mutually agreed to in writing by CFM and Airline.

2.
It is the intention of the parties hereto to comply with the requirements of the ATA 200 Specification and any future changes thereto, except that the Parties shall negotiate in good faith reasonable changes in the procedures or requirements of the Specification which procedures or requirements, if complied with exactly, would result in an undue operating burden or unnecessary economic penalty.

The data to be provided by CFM to Airline shall encompass all Parts listed in CFM's Illustrated Parts Catalogs. CFM further agrees to become total supplier of Initial Provisioning Data for all vendor spare Parts in accordance with Paragraph 1. above.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
3.
Beginning on a date no earlier than [***] months and no later than [***] months prior to delivery of Airline's first Aircraft, or within [***] weeks of execution of this GTA, or as mutually agreed, CFM shall provide to Airline a complete set of Initial Provisioning Data and shall progressively revise this data until [***] days after delivery of the last spare Engine specified in its initial Purchase Order or as mutually agreed. A status report will be issued periodically. Provisioning data will be reinstituted for subsequent spare Engines reflecting the latest modification status. CFM will make available a list of major suppliers as requested by Airline. CFM will provide, or cause to be provided on behalf of its vendors, the same service detailed in this clause.

B.	Pre-Provisioning Conference

A pre-provisioning conference, attended by CFM and Airline personnel directly responsible for initial provisioning of spare Parts hereunder, will be held at a mutually agreed time and place prior to the placing by Airline of initial provisioning purchase orders. The purpose of this conference is to discuss systems, procedures and documents available to the Airline for the initial provisioning cycle of the Products.

C.	Changes

CFM shall have the right to make corrections and changes in the Initial Provisioning Data is accordance with Chapter 2 (Initial Provisioning) of ATA 200 Specification or Chapter 1 o ATA 2000 Specification using a revision mutually agreed to in writing by CFM and Airline So long as Airline operates one (1) aircraft powered by CFM56 Engines and there are five (5) such aircraft powered by CFM56 Engines in commercial airline service, CFM will progressively revise Airline's Procurement Data tape in accordance with Chapter 3 (Order Administration) of ATA 200 Specification or Chapter 2 of ATA 2000 Specification entitle( "Integrated Data Processing Supply" using a revision mutually agreed to in writing by CFM and Airline.

D.	Return Of Parts

Airline shall have the right to return to CFM, at CFM's expense, any new or unused Par which has been shipped in excess of the quantity ordered or which is not the Part number ordered or which is in a discrepant condition except for damage in transit unless the damage in transit was caused directly by defective packaging on the Part of CFM.

E.	Parts Buy-Back

[***]

F.	Parts of Modified Design

1.	CFM shall have the right to make modifications to design or changes in the spare Parts sold to Airline hereunder.

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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
2.	CFM will from time to time inform Airline in accordance with the means set forth in ATA 200 Specification, when such spare Parts of modified design become available for shipment hereunder.

3.
Spare Parts of the modified design will be supplied unless Airline advises CFM in writing of its contrary desire within ninety (90) days of the issuance of the Service Bulletin specifying the change to the modified Parts. CFM will continue to provide the premodified design Part at then current Spare Parts Catalog prices until the stock is exhausted.

G.	[***]

SECTION IV - TECHNICAL DATA

A.
CFM shall make available to Airline the technical data, including revisions thereof, at no charge, in the quantities as specified in Exhibit E and at a time and to a location as mutually agreed. If and when such technical data becomes available in CD-Rom format, such will be provided to Airline at no cost.

Such technical data shall be prepared by CFM in accordance with the applicable provisions of ATA 100 or 2100 Specification (including necessary deviations) as the same may be revised from time to time.

If Airline requires CFM to furnish the technical data in a form different from that normally furnished by CFM' pursuant to ATA 100 or 2100 Specification, or in quantities greater than those specified in Exhibit E, CFM will, upon written request from Airline, furnish Airline with a written quotation for furnishing such technical data.

Revisions to the above technical data shall be furnished by CFM to Airline at no charge for quantities equivalent to the quantities specified in Exhibit E for as long as Airline operates [***] powered aircraft and there [***] CFM56 powered aircraft in commercial airline service. Such quantities of revisions may be mutually modified in order to reflect any change in Airline's CFM56 operation.

CFM shall incorporate in the Engine Illustrated Parts Catalog and Engine Shop Manual all appropriate CFM service bulletins for as long as Airline receives revisions to technical data. Premodified and post modified configurations shall be included by CFM unless Airline informs CFM that a configuration is no longer required.

B.
CFM will require each vendor to furnish technical data consisting of copies of a component maintenance manual and service bulletins. Such vendor publications shall be furnished by' CFM to Airline in accordance with and subject to the same provisions as those set forth in Paragraph A. above.

C.
CFM will also require its ground support equipment vendors, where appropriate, to furnish to Airline, at no charge, technical data determined by CFM to be necessary for Airline to maintain, overhaul and calibrate special tools and test equipment. Such vendor-furnished technical data shall be furnished in accordance with and subject to the same provisions as those set forth in Paragraph A. above, except that the technical data shall be prepared in accordance with the applicable provisions of ATA 101 Specification, as the same may be revised from time to time.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
D.	The following technical data, not covered by ATA Specifications, shall be furnished by CFM to Airline in the quantities and at a time and to a location as mutually agreed:
• Installation Manual (if required)
• General Facility Study
• Parts serialization records

E.
Where applicable, technical data as described in the above Paragraphs A., B, C and D furnished by CFM or by CFM vendors to Airline hereunder, shall be printed in the simplified English language as defined by AECMA (Association Europeenne des Constructeurs de Material Aerospatial).

F.	All technical data furnished herein by CFM to Airline shall be subject to the provisions of Article X, "Information and Data", of this Agreement.

SECTION V - TECHNICAL TRAINING

1.	General

This part describes the current maintenance training to be provided by CFM at CFM's training facility in [***]. CFM will provide [***], except as otherwise provided herein, a number of student days* for maintenance training as defined hereunder:
-      [***]
-      [***]
These days will be selected from the list given in (3), "Standard Maintenance Training Program" on the next page. Any additional training beyond this threshold shall be at Airline's cost.

All instruction, examinations and materials shall be prepared and presented in the English language and in the units of measure used by CFM. Airline will provide interpreters, if required, for Airline's personnel.

[***]

2.	Maintenance Training Conference

CFM and Airline will conduct a maintenance training conference call in order to schedule and discuss the maintenance training or, the Airline is welcome to visit CFM's training facilities and discuss training. During the maintenance training conference call or visit, the Airline will indicate the courses selected and arrange a mutually acceptable schedule.

* Student days = # of students X # of class days

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
3.	Standard Maintenance Training

Standard Maintenance Training will consist of computer based training or classroom presentations supported by training materials and, when applicable, hands-on practice. Training material will be based on ATA 104 guidelines.

[***]

4.	Optional Maintenance Training

Non-standard maintenance training courses are described in the current CFM Training Course Syllabus and CFM will provide a quote upon request.

5.	Training at a Facility Other Than CFMI's

If requested prior to the conclusion of the maintenance training planning conference call or visit, CFM will conduct the classroom training described in (3), "Standard Maintenance Training" at a mutually acceptable alternate training site, subject to the following conditions.

5.1	Airline will be responsible for providing acceptable classroom space and training equipment required to present the CFM courseware.

5.2	Airline will pay CFM's travel and living charges for each CFM instructor for each day, or fraction thereof, such instructor is away from [***], including travel time.

5.3	Airline will reimburse CFM for round-trip transportation for CFM's instructors and training materials between [***], and such alternate training site.

5.4	Those portions of the training that require the use of CFM's training devices shall be conducted at CFM designated facilities.

6.	Supplier Training

The standard maintenance training includes sufficient information on the location, operation and servicing of engine equipment, accessories and parts provided by suppliers to support line maintenance functions.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
If Airline requires additional maintenance training with respect to any supplier-provided equipment, accessories or parts, Airline will schedule such training directly with the supplier.

7.	Student Training Material

7.1	Manuals

When required, CFM will provide, at the beginning of each maintenance training  course, one set of training manuals, or equivalent, for each student attending such  course.

7.2	Other Training Material

CFM will provide one set of training material, per course, as applicable and as selected by Airline.

SECTION VI - CUSTOMER SERVICE

A.	CFM shall assign to Airline at no charge, a Customer Support Manager located at CFM's factory to provide and coordinate appropriate liaison between the Airline and CFM's factory personnel.

B.
CFM shall also make available to Airline, [***], a Field Service Representative as CFM's representative at Airline's maintenance base plus a Shop Specialist to be assigned by CFM to the engine shop facility selected by Airline. The Field Service Representative will be based [***], and his primary responsibility will be assisting Airline. These specialists will assist Airline in areas of unscheduled maintenance action and scrap approval, will provide rapid communication between Airline's maintenance base and CFM's factory personnel. It is agreed that Airline and CFM will continually monitor the reasonable requirements of Airline for a Field Service Representative [***] and that the parties will mutually determine if and when such a Field Service Representative is no longer needed to be based [***].

C.	CFM will take reasonable steps to improve the response time to technical questions posed by Airline.

SECTION VII - PRODUCT SUPPORT ENGINEERING

Factory based engineers who are specialized in power plant engineering problems are avail no charge to Airline, to make visits to Airline as mutually agreed when problems encountered. These engineers will coordinate with the CFM56 design engineers and Airline’s power plant engineering group. Where specific design problems require a better understanding Airline's experience, design engineers will work directly with Airline's power plant engineering personnel to solve the problem.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
SECTION VIII - OPERATIONS ENGINEERING

Operations Engineering survey teams are available, at no charge to Airline, to make surveys mutually agreed by Airline maintenance and operating procedures. These survey teams able to provide service to all Airlines operating CFM56 Engines. This group will included experienced operations engineers who will be available for flying jump-seat on CFM56-powered aircraft, and discussing operating procedures with the crews.

SECTION IX - GROUND SUPPORT EQUIPMENT

[***]

SECTION X - GENERAL CONDITIONS - CFM56 PRODUCT SUPPORT PLAN

A.	Airline will maintain operational and maintenance records in accordance with FAA or EASA requirements and in accordance with normal industry practices, and make these available for CFM inspection.

B.	The warranty and guarantee provisions of this CFM56 Product Support Plan will not apply to any damage to a Product if it has been reasonably determined by CFM that such was caused because the Product:

o	Has not been properly installed or maintained unless it has not been properly installed or maintained by CFM; or

o	Has been operated contrary to applicable CFM recommendations as contained in its Manual, Bulletins, or other written instructions; or

o	Has been repaired or altered outside of CFM facilities in such a way as to impair its safety of operation or efficiency; or

o	Has been subjected to misuse, neglect or accident; or

o	Has sustained Foreign Object Damage; or

o	[***]

o	[***]

Furthermore, the warranty and guarantee provisions of this CFM56 Product Support Plan will only apply to Products which have been sold originally by CFM under this Agreement to Airline or Airline's maintenance facility for commercial use.

C.
THE EXPRESS PROVISIONS OF THIS CFM56 PRODUCT SUPPORT PLAN SET FORTH THE MAXIMUM LIABILITY OF CFM WITH RESPECT TO CLAIMS OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THE RIGHTS AND OBLIGATIONS CONTAINED WITH THIS CFM56 PRODUCT SUPPORT PLAN, INCLUDING NEGLIGENCE BUT EXCLUDING GROSS NEGLIGENCE AND WILFUL MISCONDUCT, AND ALSO ARISING OUT OF MANUFACTURE, SALE, POSSESSION, USE OR HANDLING OF THE PRODUCTS OR PARTS THEREOF OR THEREFOR.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
D.
Except as provided in the Vendor Warranty Back-up provisions in Paragraph F. of Section II hereof, no Parts Credit Allowance will be granted and no claim for loss or liability will be recognized by CFM for Parts of the Engine whether original, repair, replacement, or otherwise, unless sold originally by CFM to Airline for commercial use; except for Parts purchased by Airline's repair facility from CFM, and for Parts or Expendable Parts suffering resultant damage during the period of the New Engine and Module Warranty, New Parts Warranty or Extended New Engine and New Parts Guarantee, in accordance with such warranty and guarantees.

E.
Airline shall apprise CFM of any Failure subject to the conditions of this CFM56 Product Support Plan within sixty (60) days after the discovery of such Failure. Any Part for which a Parts Credit Allowance is requested by Airline shall be returned to CFM upon specific request by CFM. Upon return to CFM, such Part shall become the property of CFM unless CFM directs otherwise. Transportation expenses shall be borne by CFM.

F.
The warranty applicable to a replacement Part provided under the terms of the New Engine Warranty or New Parts Warranty shall be the same as the warranty on the original Part. The unexpired portion of the applicable warranty will apply to Parts repaired under the terms of such warranty.

G.	Airline will cooperate with all reasonable requests of CFM in the development of Engine operating practices, repair procedures, and the like with the objective of improving Engine operating costs.

H.
Except as provided in the Warranty Pass-On provisions in Paragraph E. of Section II hereof, this Product Support Plan applies only to the original purchaser of the CFM56 Engine, except that installed Engines supplied to Airline through the aircraft manufacturer shall be considered as original Airline purchases covered by this Product Support Plan.

1.	Airline will provide CFM a report identifying serialized rotating parts which have been scrapped by Airline. Format and frequency of reporting will be mutually agreed to by Airline and CFM.

CFM PROPRIETARY INFORMATION
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GENERAL TERMS AGREEMENT NO. CFM-1-2377460475
EXHIBIT C

PAYMENT TERMS

[***]

CFM PROPRIETARY INFORMATION
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LETTER AGREEMENT NO. 1
TO GTA No. CFM-1-2377460475

LAN AIRLINES S.A.
Ave. Presidente Riesco No. 5711,
Las Condes,
Santiago,
Chile

WHEREAS, CFM International, Inc. (hereinafter individually referred to as “CFM”) and LAN AIRLINES S.A. (hereinafter referred to as “Airline”) (CFM and Airline being hereinafter collectively referred to as the “Parties”) have entered into General Terms Agreement CFM-1-2377460475 dated December 17, 2010 (hereinafter referred to as “GTA”);

WHEREAS, the GTA contains the applicable terms and conditions governing the sale by CFM and the purchase by Airline of spare engines, related equipment and spare parts therefore in support of Airline’s CFM powered fleet of aircraft from Airbus S.A.S (“Airbus” or “Airframer”);

WHEREAS, Airline decided to expand its fleet with the purchase of seventy (70) new CFM 56-5B powered (the “Installed Engines”) A320 family aircraft (the “Aircraft”) from Airframer in accordance with the delivery schedule set forth in Attachment A-1 (the “Aircraft Delivery Schedule”, therefore the Parties intend to further supplement the GTA with this Letter Agreement No. 1 (hereinafter the “Agreement”); and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.
Airline agrees to purchase and take delivery of seventy (70) new firm CFM56-5B powered A320 family aircraft and up to ten (10) new CFM56-5B powered (the “Option Engines”) option A320 family aircraft (the “Option Aircraft”) direct from Airframer in accordance with the delivery schedule set forth in Attachment A-1 hereto.

2.
Airline agrees to purchase and take delivery of fourteen (14) CFM56-5B spare engines (“Spare Engines” and together with the Installed Engines hereinafter referred to as the “Engines”) from CFM according to the delivery schedule set forth in Attachment A-2 hereto (the “Spare Engine Delivery Schedule”) and has agreed with CFM to maintain a Spare Engine to Installed Engine ratio of not less than [***] in support of its fleet size during the term of the Agreement, as defined in the GTA, Article XVIII, Paragraph F. If Airline firms up any or all of the Option Aircraft, Airline has agreed to purchase and take delivery of additional spare engines (“Option Spare Engines”) from CFM according to the delivery schedule set forth in Attachment A-2 hereto and has agreed with CFM to maintain a spare engine ratio of not less than [***] from during the term of the Agreement.

During the first [***] following delivery of first Aircraft, the installable Spare Engine to Installed Engine ratio shall be reduced to a minimum of [***] (“Spare Engine Ratio”).

PROPRIETARY INFORMATION NOTICE   The information contained in this document is CFM Proprietary Information and is disclosed in confidence. It is the property of CFM and shall not be used, disclosed to others, or reproduced without the express written consent of CFM. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

LETTER AGREEMENT NO. 1
3.
The obligations set forth in this Agreement are in addition to the obligations set forth in the GTA, except as otherwise provided.  In the event of conflict between the terms of this Agreement and the terms of the GTA, the terms of this Agreement shall take precedence. Terms which are capitalized but not otherwise defined herein shall have the meaning given to them in Section I of Exhibit B of the GTA.

4.	In consideration of the above, CFM agrees to the following:

A.	Special Allowances

CFM agrees to provide the following allowances to Airline subject to the conditions set forth in Attachment D hereto:

(i)	Aircraft Allowance

For each of the Aircraft scheduled to be delivered by Airframer to Airline pursuant to the Aircraft Delivery Schedule CFM will provide Airline with a per aircraft allowance (“Aircraft Allowance”) for each such Aircraft in the amount of:

[***]

Such Aircraft Allowance is stated in [***], and shall be [***] in accordance with the escalation formula set forth in Attachment D hereto.

[***]. A “Day” shall mean a calendar day (excluding Saturday and Sunday) unless expressly stated otherwise in writing.  If performance is due in a country on a day where that day is a public holiday performance will be postponed until the next day which is not a public holiday or a Saturday or Sunday.
[***].

[***].

(ii)	Additional Special Allowance

For each of the Aircraft scheduled to be delivered to Airline by Airframer pursuant to the Aircraft Delivery Schedule, CFM will provide Airline with an additional per aircraft allowance for each Aircraft (“Additional Special Allowance”) in the amount of:

[***]

[***]

[***].

[***].

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2

LETTER AGREEMENT NO. 1
[***].

(iii)	Initial Provisioning Allowance

CFM agrees to provide Airline with an initial provisioning allowance (“Initial Provisioning Allowance”) in the amount of [***] for each Aircraft.  Such allowance is not subject to adjustment for escalation, and will be made available to Airline within [***] Days following delivery of each of the Aircraft as a credit against purchases of goods from CFM.

Option Aircraft: CFM agrees to provide Airline with the same Initial Provisioning Allowance for each of the firmed-up Option Aircraft.

(iv)	Spare Engine Allowance

CFM agrees to provide Airline with a Spare Engine Allowance in the form of a credit of [***] of the Net Basic Spare Engine Program Price as per Attachment C, that credit to be deducted from the final invoice issued by CFM for each of the up to and including [***] Spare Engines purchased by Airline.

[***].

(v)	[***]

(vi)	[***]

B.	Spare Engine Base Price

Base prices for Spare Engines and Option Spare Engines delivered according to the Spare Engine Delivery Schedule, shall be as set forth in Attachment C hereto, and shall be subject to adjustment for escalation in accordance with the escalation formula set forth in Attachment D hereto.

C.	Special Guarantees

[***]

1.	[***]

2.	[***]

3.	[***]

4.	[***]

5.	[***]

6.	[***]

7.	[***]

8.	[***]

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3

LETTER AGREEMENT NO. 1
9.	[***]

10.	[***]

11.	[***]

12.	[***]

5.	Miscellaneous

A. [***]

B. [***].

C. Confidentiality of Information. This Agreement contains information specifically for Airline and CFM, and nothing herein contained shall be divulged by Airline or CFM to any third person, firm or corporation, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; except (i) that Airline’s consent shall not be required for disclosure by CFM of this Agreement to an Engine program participant, joint venture participant, engineering service provider or consultant to CFM so as to enable CFM to perform its obligations under this Agreement; (ii) to the extent required by Government agencies, by law, or to enforce this Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this paragraph.  In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied.  In the event this Agreement, or other information or data exchanged under this Agreement is required to be disclosed or filed by government agencies by law, or by court order, the requested Party shall notify the other Party at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with such other Party in seeking confidential treatment of sensitive terms of this Agreement.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

4

LETTER AGREEMENT NO. 1
Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

Very truly yours,

LAN Airlines S.A.	CFM INTERNATIONAL, INC.

By:	By:

Typed Name:	Typed Name:

Title:	Title:

Date:	Date:

LAN Airlines S.A.

By:

Typed Name:

Title:

Date:

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

5

LETTER AGREEMENT NO. 1
ATTACHMENT A-1

                                              Aircraft Delivery Schedule

[***]

                                                        Option Aircraft Delivery Schedule

[***]

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

A-1

LETTER AGREEMENT NO. 1
ATTACHMENT A-2

Spare Engine Delivery Schedule

[***]

Option Spare Engine Delivery Schedule

[***]

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

A-2

LETTER AGREEMENT NO. 1
ATTACHMENT B

CONDITIONS FOR SPECIAL ALLOWANCES/DELAY/CANCELLATION

1.	Allowance for Initial Aircraft Sale Only

Any allowance described herein applies only to the [***] new firm Aircraft equipped with Installed Engines purchased by Airline directly from the Airframer.

2.	Allowance Not Paid

Allowances described herein will become unearned and will not be paid if Installed Engines have been delivered to the Airframer for installation in Aircraft and, thereafter, for any reason within control of Airline, Airline's purchase order with the Airframer is terminated, canceled or revoked, or for any reason delivery of the Aircraft will be prevented or delayed beyond [***] months of the delivery period described in the Aircraft Delivery Schedule herein (“Delivery Period”).

3.	Termination of Special Allowances

Airline agrees that all of the Special Allowances, as described in Article 4.a. herein shall expire [***] after delivery of last Aircraft as set forth in the Aircraft Delivery Schedule (the “Expiration Date”).

[***]

4.	Adjustment of Allowances

[***]

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

B-1

LETTER AGREEMENT NO. 1
[***]

5.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without CFM's written consent.

6.	Set Off for Outstanding Balance

CFM shall be entitled, with [***] days written notice, to set off any amounts that are due and owing from Airline to CFM (and not subject to a good faith dispute) for goods or services (whether or not in connection with this Letter Agreement and/or GTA), against any amount payable by CFM to Airline in connection with this Letter Agreement and/or GTA.

7.	Cancellation of Installed or Spare Engines

[***]

8.	Delay Charge for Installed or Spare Engines

In the event Airline delays the scheduled delivery date of a Spare Engine, or causes the delay of the scheduled delivery date of an installed Engine, for which CFM has received a purchase order from the aircraft manufacturer or Airline, as appropriate, for a period, or cumulative period, of more that [***], such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

9.	Offset Requirements

Any allowance described herein is predicated on the assumption that no offset or countertrade requirement will be imposed on CFM in connection with this Agreement [***] the Aircraft are incorporated. If such requirement is imposed, then CFM reserves the right to reduce the allowance commensurate with the cost to CFM of performing such offset or countertrade obligation(s).

10.	Aircraft Not Operated for Minimum Period

If, within the first [***] following delivery of each Aircraft for which a special allowance, of any nature, was provided by CFM pursuant to this Agreement or any resulting GTA/Letter Agreement (the “Minimum Period”), Airline sells, transfers, trades, exchanges, leases, [***] or Airline otherwise fails to operate such Aircraft, the special allowances earned and/or paid on such Aircraft will be proportionately reduced. Airline will reimburse CFM an amount equal to the proportionate share of the special allowances paid with respect to such Aircraft and CFM will cancel a proportion of an earned but not paid special allowance. In each case, the proportion of the special allowance to be reimbursed or canceled will be the percentage of the Minimum Period the Aircraft was owned and operated by Airline with interest on the reimbursed amount.  [***]

CFM PROPRIETARY INFORMATION
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B-2

LETTER AGREEMENT NO. 1

ATTACHMENT C

BASE PRICES FOR CFM56-5B SPARE ENGINES Prices Applicable to Deliveries through December 31, 2017
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]

Program Pricing – General Terms and Conditions, applicable to additional spare engines per Attachment C, Paragraph D. above

[***]

1.	[***]

2.	[***]

CFM PROPRIETARY INFORMATION

C-1

LETTER AGREEMENT NO. 1

ATTACHMENT D

CFM56-5B ESCALATION FORMULA
Spare Engines and Allowances
[***]

I.	The base price for Products purchased hereunder shall be adjusted pursuant to the provisions of this Exhibit.

II.	For the purpose of this adjustment:

A.	Base price shall be the price(s) set forth in the applicable Letter Agreement.

B.	The Composite Price Index (CPI) shall be calculated, to the second decimal place, using the following formula:

[***]

[***].

[***].

C.	[***]

D.	[***]

III.	[***]:

IV.	[***].

V.	[***].

VI.	[***]:

a)	[***].

b)	[***].

c)	[***].

d)	[***].

Note:	[***].

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

D-1

LETTER AGREEMENT NO. 1

ATTACHMENT E

BASIS AND CONDITIONS FOR SPECIAL GUARANTEES

A.	General Conditions

The Special Guarantees have been developed specifically for Airline's Engines.  The General Conditions described in Section X of Exhibit B of the GTA between CFM and Airline apply to the guarantees and such guarantees are offered to Airline contingent upon:

1.	Airline accepting delivery of a minimum of [***] CFM56-5B Engine powered Aircraft as per the Aircraft Delivery Schedule;

2.	Airline procuring and maintaining the CFM recommended number of Spare Engines;

3.
Airline's Engines being identified and maintained separately from other operators' engines at the repair agency, except in the case where the Engines are being maintained by a CFM Designated Repair Station;

4.	Agreement between Airline and CFM regarding administration of the guarantees;

5.	[***];

6.
Airline and CFM agreement upon the Engine restoration workscope necessary during each shop visit. Engine operation and maintenance will be performed in accordance with CFM manuals, bulletins, or other written instructions; and,

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

E-1

LETTER AGREEMENT NO. 1
7.
Available on-wing maintenance and performance restoration procedures, including CFM recommendations, if applicable, for Engine water wash, being used to the extent reasonably practicable to avoid unnecessary shop visits.

8.	Service bulletins agreed to between Airline and CFM being incorporated in a timely manner.

B.	Exclusions

[***].

C.	Administration

The Special Guarantees are not assignable by either Party without the written consent of  the other Party, such consent not to be unreasonably withheld.

If compensation becomes available to Airline under more than one Special Guarantee, warranty or other engine program consideration, Airline will not receive duplicate compensation but will receive the compensation most beneficial to Airline under a single Special Guarantee, warranty or other program consideration. Unless otherwise stated, the Special Guarantee compensation will be in the form of credits to be used by Airline against the purchase from CFM of Spare Engines, spare Parts, and/or Engine services.

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

E-2

LETTER AGREEMENT NO. 1

ATTACHMENT F

[***]

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

F-1

LETTER AGREEMENT NO. 1
ATTACHMENT G

Performance Retention Guarantee Calculation Method

[***]

CFM PROPRIETARY INFORMATION
(subject to restrictions on cover page)

G-1